EXHIBIT 99.1


          eGames Announces Fiscal 2005 Third Quarter Financial Results


Langhorne, Pa., - May 2, 2005 (PRIMEZONE) - eGames, Inc. (OTCBB: EGAM), a publisher of Family Friendly(TM), affordable consumer entertainment PC software games, today announced financial results for the three and nine months ended March 31, 2005.

Financial Results:
------------------
For the three months ended March 31, 2005, net sales decreased by $693,000, or 32%, to $1,460,000, compared to $2,153,000 in net sales for the three months ended March 31, 2004. For the quarter ended March 31, 2005, net income was $46,000, or $0.00 per diluted share, compared to net income of $528,000, or $0.05 per diluted share, for the quarter ended March 31, 2004.

For the nine months ended March 31, 2005, net sales decreased by $1,771,000, or 28%, to $4,550,000 compared to $6,321,000 for the same year ago period. For the nine months ended March 31, 2005, net income was $157,000, or $0.01 per diluted share, compared to $1,478,000, or $0.14 per diluted share, for the same nine-month period a year earlier.

Third Quarter Fiscal 2005 - Summary:
------------------------------------
The $693,000 decrease in overall net sales was caused by a $752,000 decline in net sales to software distributors that serve North American mass-merchants and other major retailers, driven by a $651,000 decrease in net sales to Atari, the Company's primary software distributor within the United States. Atari's reduced purchasing requirements during the current quarter continued to reflect the reduction in overall retail shelf space being allotted for PC software games at the $9.99 retail price point. This decrease in net sales to software distributors was partially offset by a $94,000 increase in worldwide licensing revenues and a $17,000 increase in Internet related sales.

The Company earned net income of $46,000 during the quarter ended March 31, 2005 compared to the year ago quarter in which the Company earned $528,000 in net income. This $482,000 decrease in profitability for the quarter ended March 31, 2005 compared to the year ago quarter was primarily a result of a $465,000 decline in gross profit, combined with a $35,000 increase in operating expenses that was traceable to increased legal fees incurred in enforcing the Company's intellectual property rights.

The $465,000 decline in gross profit resulted from a 32% decrease in net sales, combined with a 3.7% reduction in the gross profit margin that was caused by cost increases, as a percentage of net sales, of:

   o 4.1% in royalty expense resulting from the write-down of advance royalty payments for certain game titles that did not achieve expected consumer demand, combined with the impact from product mix changes; and

   o 1.7% in freight expense resulting from increased product shipments of smaller per order deliveries of box titles to retailers, combined with decreased product shipments to Atari that are more cost effective due to covering shorter distances and including larger unit requirements per delivery.

These cost increases, as a percentage of net sales, were partially offset by a cost decrease, as a percentage of net sales, of 2.7% in product costs driven by an increase in worldwide licensing revenues, along with a decrease in inventory liquidation sales.

The following table represents the Company's net sales by distribution channel for the three and nine months ended March 31, 2005 and 2004, respectively:


                                Net Sales by Distribution Channel
                                ---------------------------------
                                (rounded to the nearest thousand)
                                ---------------------------------

                                       Three Months Ended
                                            March 31,
                             ---------------------------------------
                                                                          Increase        %
Distribution Channel             2005       %         2004        %      (Decrease)    Change
---------------------------------------------------------------------------------------------
Software Distributors        $ 1,017,000    70%    $ 1,769,000   82%    ($  752,000)     (43%)
Software Retailers               135,000     9%        166,000    8%        (31,000)     (19%)
Licensing                        176,000    12%         82,000    4%         94,000      115%
Internet                          96,000     7%         79,000    4%         17,000       22%
Inventory Liquidators             36,000     2%         57,000    2%        (21,000)     (37%)
---------------------------------------------------------------------------------------------
Totals                       $ 1,460,000   100%    $ 2,153,000  100%    ($  693,000)     (32%)
                             ===========   ====    ===========  ====     ==========       ===

                                        Nine Months Ended
                                            March 31,
                               -------------------------------------
                                                                          Increase        %
Distribution Channel             2005        %         2004       %      (Decrease)    Change
---------------------------------------------------------------------------------------------
Software Distributors        $ 3,274,000    72%    $ 5,169,000   82%    ($ 1,895,000)    (37%)
Software Retailers               433,000    10%        532,000    8%         (99,000)    (19%)
Licensing                        423,000     9%        292,000    5%         131,000      45%
Internet                         242,000     5%        217,000    3%          25,000      12%
Inventory Liquidators            178,000     4%        111,000    2%          67,000      60%
---------------------------------------------------------------------------------------------
Totals                       $ 4,550,000   100%    $ 6,321,000  100%    ($ 1,771,000)    (28%)
                             ===========   ====    ===========  ====     ===========      ===

Comments:
---------
"The third quarter of fiscal 2005 reflected our continuing challenge to compensate for the reduced amount of retail shelf space being allotted to $9.99 PC game software that has occurred since the comparable year ago periods," said Jerry Klein, President and Chief Executive Officer. "Although we did not achieve the levels of profitability that we had during the comparable periods last year, we continue seeking innovative and profitable ways to expand our share of the North American retail market for affordably priced PC software games," Mr. Klein continued.

Mr. Klein further commented that, "our business strategy continues to concentrate on seeking and executing profitable cash generating opportunities at retail, as well as profitably increasing our online sales on the Internet and through potential licensing and OEM opportunities. During the fourth quarter of fiscal 2005 we will be shipping our first order to one of the larger dollar store chains. We see the dollar store market as a viable opportunity to increase our retail distribution in North America. We have an extensive back catalog of exceptional casual gaming content that can be affordably and profitably packaged for the dollar store market. We have also recently signed agreements with several widely-recognized and high traffic websites for the distribution of our products on their websites. Additionally, we have entered into agreements with two of the leaders in the direct sales marketplace. These are all licensing relationships that we expect to generate incremental revenues in future quarters. And perhaps most importantly, we have recently increased our retail distribution via a software distribution relationship for jewel case product with Microgistix, Inc. During the fourth quarter of 2005, we expect to begin realizing the benefit of this significant distribution presence.

"Our financial condition remains strong, as indicated by our solid balance sheet, positive cash flow and profitability, in addition to paying our first quarterly cash dividend on February 22, 2005 and declaring our second cash dividend payable May 25, 2005 to shareholders of record as of May 17, 2005. Lastly, at March 31, 2005 we had net working capital of $3.8 million, $2.3 million of which was cash, and no bank debt."

                                  eGames, Inc.
                                 Balance Sheets



                                                     (Unaudited)     (Audited)
                                                        As of          As of
                                                      March 31,       June 30,
                                                     -----------    -----------
ASSETS                                                  2005            2004
------                                               -----------    -----------
Current assets:
   Cash and cash equivalents                         $ 2,275,038    $ 1,742,224
   Accounts receivable, net                              795,834      1,533,859
   Inventory, net                                        932,954        814,286
   Prepaid and other expenses                            315,968        440,131
                                                     -----------    -----------
        Total current assets                           4,319,794      4,530,500

Furniture and equipment, net                              59,398         74,859
Intangible assets                                         24,089         24,089
                                                     -----------    -----------
        Total assets                                 $ 4,403,281    $ 4,629,448
                                                     ===========    ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
   Accounts payable                                  $   200,082    $   441,016
   Accrued expenses                                      351,445        616,794
                                                     -----------    -----------
        Total current liabilities                        551,527      1,057,810
                                                     -----------    -----------

Stockholders' equity:
   Common stock                                        9,179,827      9,179,827
   Additional paid-in capital                          1,615,778      1,329,164
   Accumulated deficit                                (6,442,434)    (6,435,936)
   Treasury stock                                       (501,417)      (501,417)
                                                     -----------    -----------
        Total stockholders' equity                     3,851,754      3,571,638
                                                     -----------    -----------
        Total liabilities and stockholders' equity   $ 4,403,281    $ 4,629,448
                                                     ===========    ===========
                                           eGames, Inc.
                                     Statements of Operations
                                           (Unaudited)


                                          Three Months Ended              Nine Months Ended
                                               March 31,                      March 31,
                                     ----------------------------    ----------------------------

                                         2005            2004            2005            2004
                                     ------------    ------------    ------------    ------------
Net sales                            $  1,459,623    $  2,152,859    $  4,550,082    $  6,320,892

Cost of sales                             646,116         874,230       2,056,508       2,585,045
                                     ------------    ------------    ------------    ------------

Gross profit                              813,507       1,278,629       2,493,574       3,735,847

Operating expenses:
    Product development                   101,894         119,344         444,887         386,431
    Selling, general and
       administrative                     660,969         608,454       1,879,634       1,800,271
                                     ------------    ------------    ------------    ------------

        Total operating expenses          762,863         727,798       2,324,521       2,186,702
                                     ------------    ------------    ------------    ------------

Operating income                           50,644         550,831         169,053       1,549,145

Interest (income) expense, net             (2,007)         (2,430)         (4,834)          1,087
                                     ------------    ------------    ------------    ------------

Income before income taxes                 52,651         553,261         173,887       1,548,058

Provision for income taxes                  6,483          25,137          16,784          70,335
                                     ------------    ------------    ------------    ------------

Net income                           $     46,168    $    528,124    $    157,103    $  1,477,723
                                     ============    ============    ============    ============


Net income per common share:

       - Basic                             $ 0.00          $ 0.05          $ 0.02          $ 0.15
                                           ======          ======          ======          ======
       - Diluted                           $ 0.00          $ 0.05          $ 0.01          $ 0.14
                                           ======          ======          ======          ======

Weighted average common shares
    outstanding - Basic                10,655,108       9,989,337      10,291,370       9,989,337

Dilutive effect of common share
    equivalents                           375,041       1,380,022         700,962         886,948
                                       ----------      ----------      ----------      ----------
Weighted average common shares
    outstanding - Diluted              11,030,149      11,369,359      10,992,332      10,876,285
                                       ==========      ==========      ==========      ==========

About eGames, Inc.
------------------
eGames, Inc., headquartered in Langhorne, PA, publishes and markets a diversified line of Family Friendly(TM), affordable consumer entertainment PC software games. The Company promotes the eGames(TM) brand in order to generate customer loyalty, encourage repeat purchases and differentiate eGames software products to retailers and consumers. eGames also publishes and markets RealAge(R) Games & Skills, a collection of PC software activities and games designed to help build and maintain mental sharpness. Additional information regarding eGames, Inc. and RealAge Games & Skills can be found at www.egames.com and www.realagegames.com. eGames -- Where the "e" is for Everybody!(R)

Forward-Looking Statement Safe Harbor:
--------------------------------------
This press release contains certain forward-looking statements, including without limitation, statements regarding: the Company's plan to continue seeking innovative and profitable ways to expand its share of the North American retail market for affordably priced PC software games; the Company's business strategy of concentrating on seeking and executing profitable cash generating opportunities at retail, and profitably increasing online sales, licensing and OEM revenues; the Company's expected shipment during the fourth fiscal quarter to one of the larger dollar store chains, and the expectation that the dollar store market is a viable opportunity to increase the Company's retail distribution in North America; the distribution of the Company's products on the websites of several widely-recognized and high traffic websites; the Company's expectation that several recent licensing relationships will generate incremental revenues in future quarters; the recent increase in retail distribution through Microgistix, Inc., and the expectation that during the fourth quarter of fiscal 2005 the Company will begin to realize the benefit of this new distribution relationship; the Company's expectation that it will pay a second cash dividend on May 25, 2005 to shareholders of record as of May 17, 2005; and other statements that contain the words "believes" ,"expects", "may" "should" or "anticipates". The actual results achieved by the Company and the factors that could cause actual results to differ materially from those indicated by the forward-looking statements are in many ways beyond the Company's control. The Company cautions readers that the risks and uncertainties that may affect the Company's future results and performance include, but are not limited to, those discussed under the heading "Factors Affecting Future Performance" in the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2004 and Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004, both filed with the Securities and Exchange Commission.

Contact:
--------
         eGames, Inc.
         Jerry Klein, President & CEO
         (215) 750-6606 (Ext. 118)
         Tom Murphy, Vice President & CFO
         (215) 750-6606 (Ext. 113)